                                                                      EXHIBIT 4
                                                                      EXHIBIT 10

                                LOAN AGREEMENT

     This Loan Agreement made and entered into this 12 day of November, 2001, by RETRACTABLE TECHNOLOGIES, INC., a Texas corporation with an office at 511 Lobo Lane, Little Elm, Texas 75068-0009, hereinafter referred to as "Borrower," THOMAS J. SHAW, an individual whose mailing address is 1510 Hillcrest Drive, Little Elm, Texas 75068, hereinafter referred to as "Guarantor," and KATIE PETROLEUM, INC., a Texas corporation with an office at 10325 Gaywood, Dallas, Texas 75229, hereinafter referred to as "Lender;"

                                 RECITALS

     1. Borrower is in the business of manufacturing retractable syringes, used in the medical field, at a plant owned by it and located at 511 Lobo Lane, Little Elm, Texas.

     2. Borrower is currently indebted to FIRST INTERNATIONAL BANK, of Plano, Texas under a promissory note dated February 18, 2000 in original principal amount of $1,500,000.00 and with a current unpaid principal balance of $1,458,201.05, said note being hereinafter referred to as the "FIB Note." The FIB Note is secured by a Deed of Trust lien on certain real estate and equipment owned by Borrower and by an Assignment of Rents. The payment of the FIB Note is guaranteed by Guarantor under an Unlimited Continuing Guaranty dated February 18, 2000 .

     3. Borrower is the owner of equipment in its plant used in the manufacture of its product.

     4. Borrower wants to construct a warehouse facility and related infrastructure, estimated to cost $1,000,000.00, for use in its business.

     5. Borrower requires additional funds for use as working capital in its business and to build the warehouse facility, and Lender has agreed to loan funds to Borrower on the terms and conditions hereinafter stated.

     For a valuable consideration received by each of the undersigned parties to this Loan Agreement, it is hereby agreed as follows:

     1. Lender agrees upon the closing of this Loan Agreement to purchase the FIB Note from FIRST INTERNATIONAL BANK for a consideration equal to the unpaid principal balance of the FIB Note and interest accrued since the last payment by Borrower. The Deed of Trust lien, the Unlimited Continuing Guaranty and other security for the payment of the FIB Note shall be assigned to Lender. The terms of payment, personal guaranty and other conditions of the FIB Note shall continue in force and effect after the assignment to Lender.

     2. Lender also agrees upon the closing of this Loan Agreement to loan to Borrower on a new promissory note the principal sum of $2,500,000.00, to be used by Borrower as working capital in its manufacturing business. This promissory note will be secured by a first lien on the plant equipment owned by Borrower. The promissory note evidencing such loan shall be in the form attached hereto as Exhibit A and the security for the loan shall be in the form of the Security Agreement attached hereto as Exhibit B.

     3. Lender further agrees to loan Borrower an additional $1,000,000.00 under a construction loan for the purpose of building the warehouse facility required by Borrower. The terms and conditions of the construction loan are set forth in the Construction Loan Agreement attached hereto as Exhibit C and made a part hereof.

     4. The loans made by Lender secured by the plant equipment of Borrower and for the construction of the warehouse facility shall be personally guaranteed by Guarantor under a Guaranty agreement attached as Exhibit II to Exhibit C of this Loan Agreement.

     5. As an inducement to cause Lender to make the commitments contained herein, Borrower and Guarantor hereby represent and warrant to Lender as follows:

     a. Borrower is not in default of any of its obligations to First International Bank, of Plano, Texas, and Borrower and Guarantor are not in default under any material loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which they are a party or by which their respective properties may be bound; except the failure of Borrower to meet the financial ratios required under the Fleet Lease Agreement, which has been disclosed by Borrower to Lender.
     b. Borrower is and shall remain the sole owner of the collateral pledged as security under this Loan Agreement;
     c. All of Borrower's collateral pledged hereunder shall be located on premises owned by Borrower;
     d. Borrower has furnished Lender with Borrower's financial statements and other information regarding Borrower's business, all of which is true and correct and does not omit any material fact necessary to make such information not misleading;
     e. No action, suit, proceeding, governmental investigation or arbitation is or shall be pending or, to the knowledge of Borrower, threatened against Borrower or Guarantor which might result in any material and adverse change in Borrower's financial condition or materially affect the collateral pledged hereunder, and there are no outstanding judgments against Borrower or Guarantor.
     f. Borrower and Guarantor are and shall continue to be Solvent, as such term is defined in the Loan Agreement with First International Bank, of Plano, Texas, after the execution of this Loan Agreement and the creation of Lender's lien and security interests in the collateral pledged hereunder.
     g. Borrower and Guarantor have filed and shall file all tax returns required to be filed by federal, state or local law and have paid and shall pay when due all of the tax liabilities and other fees and assessments charged against

         Borrower and Guarantor, or their respective property. Neither Borrower or Guarantor know of any pending investigation of Borrower or Guarantor by any taxing or governmental authority or of any pending but unassessed tax liability or other fee or assessment owing by Borrower or Guarantor.
    h. Borrower and its property subject to this Loan Agreement are and shall be in compliance with all environmental, health and safety laws, rules and regulations and Borrower is or shall be subject to any liability or obligation for remedial action thereunder.
    i. Neither Borrower or Guarantor to their knowledge have violated or shall violate any applicable federal, state, county or municipal statute, regulation or ordinance which may materially and adversely affect Borrower's business operations or financial condition or the collateral pledged hereunder.
    j. Borrower is duly organized , validly existing and in good standing under the laws of the State of Texas and is licensed to conduct business in all jurisdictions in which its business is conducted.
    k. Borrower and Guarantor are authorized to enter into this Loan Agreement and their becoming a party to this Loan Agreement will not violate or constitute a default under any other agreement to which Borrower or Guarantor is a party.
    l. Borrower shall furnish Lender with a copy of its annual federal income tax returns, and quarterly financial information including but not limited to its balance sheet, income statement, cash flow and profit and loss.
    m. There has been no adverse material financial change to Borrower or Guarantor since the last financial statements were provided to Lender.

     6. Borrower and Guarantor acknowledge that: (i) Lender has not exercised or attempted to exercise any control or influence of any kind over the business or financial affairs of Borrower; (ii) Lender does not have and shall not have any fiduciary or similar duty to Borrower or Guarantor; (iii) Lender has not participated and shall not participate in any type of joint venture or partnership with Borrower or Guarantor; the execution and consummation of this Loan Agreement, other documents executed pursuant hereto, and consummation of the transactions contemplated hereby do not and shall not constitute or amount to a joint venture or partnership; and (iv) Lender has not acted and shall not act in any respect as the agent of Borrower or Guarantor for any purpose and no agency relationship has been or shall be created by the execution of this Loan Agreement and other documents executed pursuant hereto.

     7. While any unpaid indebtedness of Borrower is held by Lender, Lender shall have the continuing right and option, upon written notice to Borrower, to exchange all or any part of such indebtedness into the authorized common capital stock of Borrower. The exchange ratio of debt to stock shall be one share of Borrower's capital stock for each $7 of indebtedness exchanged by Lender for such stock. The exchange ratio shall be adjusted up or down in the event of a split or reverse split of Borrower's capital stock while Lender's right and option to exchange debt for stock is in effect. The issuance of stock by Borrower to Lender pursuant hereto shall be in compliance with applicable federal and state securities laws.

     8. Upon completion of Borrower's warehouse construction project, if Borrower is not in default hereunder, Borrower and Lender will consolidate the unpaid balance of the FIB Note with the unpaid balance of the construction loan made by Lender into a new twenty year mortgage loan with monthly principal and interest payments determined at the time of such consolidation of debt.

     9. At the closing is this Loan Agreement, Borrower agrees to pay to Lender a closing fee equal to one percent (1%) of the principal balance of the FIB Note purchased by Lender, the principal amount of the working capital loan loan secured by equipment, and the principal amount of the construction loan.

     10. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

     11. Lender's obligation to perform any of Lender's obligations hereunder shall be subject to the following conditions precedent, all of which shall be satisfied at Borrower's expense:

     a. Borrower shall execute and deliver this Loan Agreement and the necessary loan documents and all other documents related thereto, each in form and substance acceptable to Lender;
     b. Lender shall be provided with such written evidence, as required by Lender, that the representatives of Borrower are authorized to execute this Loan Agreement and the loan documents on behalf of Borrower and to bind Borrower to the terms and conditions set forth therein;
     c. Documents necessary to perfect Lender's liens, security interests, and other encumbrances upon the collateral pledged hereunder executed by Borrower and furnished to Lender.
     d. Borrower shall furnish to Lender a certificate from Commonwealth Land Title Insurance Company showing any documents filed of record in Denton County, Texas, affecting the title to the land securing the FIB Note since the date of Mortgagee Policy of Title Insurance Policy Number 535-435420 issued by Commonwealth Land Title Insurance Company, and Lender shall be satisfied with Borrower's title to said land.
     e. Lender shall be furnished with a certificate of UCC searches which shows that there are no security interests outstanding in the property owned by Borrower and pledged as collateral for the working capital loan.
     f. Borrower shall have furnished to Lender financial statements and other financial information on Borrower as requested by Lender.

     g. All of the respective representations and warranties of Borrower and Guarantor under this Loan Agreement shall be true and correct on and as of the date of execution of the documents required to be executed hereunder or on the date of any advances required of Lender.
     h. No event of default shall exist under this Loan Agreement or the loan documents on the date hereof or the date of any advances required of Lender.

     12. THIS LOAN AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. IT IS LENDER'S INTENTION TO COMPLY FULLY WITH TEXAS LAW, AND FEDERAL LAW AS APPLICABLE, REGULATING CREDIT TERMS, INTEREST, FEES, CHARGES, EXPENSES, AND OTHER AMOUNTS.

     13 The closing of this Loan Agreement shall be held on November 12, 2001, at a location mutually agreeable to the parties hereto, or such earlier date as the parties shall mutually agree. The representations and warranties by Borrower and Guarantor contained in this Loan Agreement shall survive the closing hereof.

     EXECUTED in multiple original counterparts on the day and year first above written.

                              BORROWER:

                              RETRACTABLE TECHNOLOGIES, INC.


                              By:       \s\ Thomas J. Shaw
                                -----------------------------------------
                                        President

                              LENDER:

                              KATIE PETROLEUM, INC.


                              By:         \s\ John Jackson
                                -------------------------------------------
                                         President


                              GUARANTOR:


                                     \s\ Thomas J. Shaw
                              --------------------------------------------
                                         Thomas J. Shaw

                                     NOTE
                        (Secured by Security Agreement)



Date: November 12, 2001

Maker: RETRACTABLE TECHNOLOGIES, INC.

Maker's Mailing Address (including county): 511 Lobo Lane, Little Elm, Denton
                                    County, Texas 75065
Payee: KATIE PETROLEUM, INC.

Place for Payment (including county) 10325 Gaywood, Dallas, Dallas County, Texas
                              75229-6608
Principal Amount: Two Million Five Hundred Thousand Dollars ($2,500,000.00)

Annual Interest Rate on Unpaid Principal from Date: 1% over "Prime Rate" as shown in the Money Rates column of the Wall Street Journal, redetermined on the first business day at the beginning of each calendar quarter

Annual Interest Rate on Matured, Unpaid Amounts: Same as Annual Interest Rate

Terms of Payment (principal and interest): Interest only payable quarterly until the first Anniversary date of this Note; thereafter in equal quarterly payments of principal and interest until Maturity on November 12, 2006

Security for Payment
     A Security Interest Created and Granted in the Following Security
Agreement:

          Date: November 12, 2001

          Debtor: RETRACTABLE TECHNOLOGIES, INC.

          Secured Party: Payee

          County Where Collateral Located: Denton County, Texas

          Collateral: Manufacturing machines and equipment as set forth in
          Exhibit I

Other Security for Payment:

     Personal Guaranty of Thomas J. Shaw

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues for thirty (30) days after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

     If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

     Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     The Maker is responsible for all obligations represented by this note.

     When the context requires, singular nouns and pronouns include the plural.

KATIE PETROLEUM, INC.                 RETRACTABLE TECHNOLOGIES, INC.

By:        \s\ John Jackson           By:    \s\ Thoams J. Shaw
   ---------------------------------     -------------------------------------
              President                       President
Secured Party                            Debtor


PREPARED IN THE LAW OFFICE OF: Lionel E. Gilly

                                   EXHIBIT I

Retractable Technologies, Inc.
1cc assembly equipment detail
As of 9/30/2001

                   Vendor                         Invoice #     Invoice Date       Amount                      Serial #'s
                   ------                         ---------     ------------      --------                    ------------
Sortimat Cameron Automation, L.P.                  991492         10/6/1999     $ 39,720.00
  -automated assembly equipment                    991460          9/8/1999       39,720.00
                                                  Ck req.         4/16/2001        5,193.00
                                                  Ck req.         1/22/2001      600,000.00
                                                  Ck req.         7/20/2000       38,000.00
                                                  Ck req.          8/4/1999      223,377.00
                                                  Ck req.         6/23/1999      200,000.00
                                                  Ck req.         5/24/1999      200,000.00
                                                  Ck req.         4/19/1999      200,000.00
                                                  Ck req.         3/11/1999      200,000.00
                                                  Ck req.          2/1/1999      200,000.00
                                                   981093         11/5/1998      152,500.00
                                                   981093         6/15/1998      152,500.00
                                                  Ck req.         3/11/1998      305,000.00
                                                                            ----------------
                                                                             $ 2,556,010.00                  5022,5023,5024,5031
                                                                            ----------------

Trans Tech                                         619106         7/10/2000      $ 4,800.00
  -barrell printing machinery                      618718         6/30/2000        5,104.00
                                                   618718         6/30/2000        5,895.12
                                                   618717         6/30/2000       28,172.64
                                                   617334         6/15/2000       63,127.00
                                                   596759        10/25/1999       68,231.00
                                                   613135          5/9/2000       68,231.00
                                                                            ----------------
                                                                               $ 243,560.76                                 6217
                                                                            ----------------


Multivac                                        8046959FP          8/9/2000     $ 12,987.60
  -packaging equipment                           8046959S          6/1/2000       70,994.00
                                                 Q9261DP2         2/17/2000       19,362.00
                                                Q90261DP3         2/17/2000        6,454.00
                                                Q90261DP1        12/21/1999       19,362.00
                                                                            ----------------
                                                                               $ 129,159.60                                  980
                                                                            ----------------


Magor Mold, Inc.                                  Ck req.         9/14/1999       87,250.00
  -component molds                                 DP1746        12/27/2000       28,725.00
                                                     1672         1/19/2000       57,875.00
                                                     1674         1/19/2000       40,900.00
                                                     1675         1/19/2000       52,050.00
                                                     1676         1/19/2000       29,875.00
                                                     1677         1/19/2000       33,650.00
                                                     1678         1/19/2000       37,600.00
                                                     1679         1/19/2000       37,400.00
                                                     1680         1/19/2000       34,900.00
                                                   DP1674          3/3/2000       40,900.00
                                                   DP1675          3/3/2000       52,050.00
                                                    8598A         5/17/2000       29,875.00
                                                    8597A         5/17/2000       26,025.00
                                                     8596         5/17/2000       42,690.00
                                                     8597         5/17/2000       26,025.00
                                                     8598         5/17/2000       29,875.00


Retractable Technologies, Inc.
1cc assembly equipment detail
As of 9/30/2001

                   Vendor                         Invoice #     Invoice Date       Amount                      Serial #'s
                   ------                         ---------     ------------      --------                    ------------
                                                     8644         6/19/2000      134,848.75
                                                     8599         5/17/2000       16,825.00
                                                     8600         5/17/2000       18,800.00
                                                     8601         5/17/2000       18,700.00
                                                     8602         5/17/2000       17,450.00
                                                   DP1672         12/1/1999       34,725.00
                                                  DP1674A         12/1/1999       24,540.00
                                                  DP1675A         12/1/1999       31,230.00
                                                   DP1676         12/1/1999       29,875.00
                                                   DP1677         12/1/1999       10,095.00
                                                   DP1678         12/1/1999       11,280.00
                                                   DP1679         12/1/1999       11,220.00
                                                   DP1680         12/1/1999       10,470.00
                                                                            ----------------
                                                                             $ 1,057,723.75  1) 32 cavity syringe barrell #1675
                                                                            ---------------- 2) 16 cavity plunger handle #1676
                                                                                             3) 32 cavity short needle cap #1672
                                                                                             4) 32 cavity needle holder #1674
                                                                                             5) 16 cavity plunger handle #1746
                                                                                             6) 32 cavity friction ring #1677
                                                                                             7) 32 cavity plunger seal #1680
                                                                                             8) 32 cavity plunger cap #1678
                                                                                             9) 32 cavity plunger plug #1679


Comtech                                            100000         1/12/2001       21,247.94
  -spring machine                                   99447          5/8/2001       26,122.91
                                                    99439         4/19/2001       42,495.88
                                                                            ----------------
                                                                                $ 89,866.73                               900135
                                                                            ----------------


                                                                            ----------------
KSE Texas, Inc.                            paid with Visa        11/10/2000        $ 683.18
                                                                            ----------------
  -light fixture for the 1cc machine


                                                                            ----------------
Trust X                                            037023          1/3/2001      $ 4,374.00                               983110
                                                                            ----------------
  -tape machine for packaging product


                                                                            ----------------
Bullock Fabrication                               0006836          1/4/2001        $ 580.58
                                                                            ----------------
  -misc. assembly of machinery


                                                                            ----------------
Cisco-Eagle, Inc.                                   71778         11/8/2000        $ 864.86
                                                                            ----------------
  -labor to install conveyor belt

                                                                            ----------------
                                          Equipment total                    $ 4,082,823.46
                                                                            ================

                               SECURITY AGREEMENT



Date: November 12, 2001

Debtor: RETRACTABLE TECHNOLOGIES, INC.

Debtor's Mailing Address (including county): 511 Lobo Lane, Little Elm, Denton County, Texas 75065

Secured Party: KATIE PETROLEUM, INC.

Secured Party's Mailing Address (including county): 10325 Gaywood, Dallas, Dallas County, Texas 75229-6608

Classification of Collateral: Manufacturing machinery and equipment

Collateral (including all accessions): As shown in Exhibit I attached hereto

Obligation
     Note
          Date: November 12, 2001

          Amount: Two Million Five Hundred Thousand Dollars ($2,500,000.00)

          Maker: RETRACTABLE TECHNOLOGIES, INC.

          Payee: KATIE PETROLEUM, INC.

          Final Maturity Date: November 12, 2006

          Terms of Payment (optional):

     Other Obligation:

Debtor's Representation Concerning Location of Collateral (optional):

     Collateral to be located at 511 Lobo Lane, Little Elm, Denton County, Texas 75068

     Subject to the terms of this agreement, Debtor grants to Secured Party a security interest in the collateral and all its proceeds to secure payment and performance of Debtor's obligation in this security agreement and all renewals and extensions of any of the obligation.

Debtor's Warranties

     1. Financing Statement. Except for that in favor of Secured Party, no financing statement covering the collateral is filed in any public office.

     2. Ownership. Debtor owns the collateral and has the authority to grant this security interest. Ownership is free from any setoff, claim, restriction, lien, security interest, or encumbrance except this security interest and liens for taxes not yet due.

     3. Fixtures and Accessions. None of the collateral is affixed to real estate, is an accession to any goods, is commingled with other goods, or will become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

     4. Financial Statements. All information about Debtor's financial condition provided to Secured Party was accurate when submitted, as will be any information subsequently provided.


Debtor's Covenants

     1. Protection of Collateral. Debtor will defend the collateral against all claims and demands adverse to Secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one. The collateral will remain in Debtor's possession or control at all times, except as otherwise provided in this agreement. Debtor will maintain the collateral in good condition and protect it against misuse, abuse, waste, and deterioration except for ordinary wear and tear resulting from its intended use.

     2. Insurance. Debtor will insure the collateral in accord with Secured Party's reasonable requirements regarding choice of carrier, casualties insured against, and amount of coverage. Policies will be written in favor of Debtor and Secured Party according to their respective interests or according to Secured Party's other requirements. All policies will provide that Secured Party will receive at least ten days' notice before cancellation, and the policies or certificates evidencing them will be provided to Secured Party when issued. Debtor assumes all risk of loss and damage to the collateral to the extent of any deficiency in insurance coverage. Debtor irrevocably appoints Secured Party as attorney-in-fact to collect any return, unearned premiums, and proceeds of any insurance on the collateral and to endorse any draft or check deriving from the policies and made payable to Debtor.

     3. Secured Party's Costs. Debtor will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending, and enforcing this security interest or the collateral and in collecting or enforcing the note. Expenses for which Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in notes that are part of the obligation, and Debtor will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the obligation and will be recoverable as such in all respects.

     4. Additional Documents. Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law.

     5. Notice of Changes. Debtor will immediately notify Secured Party of any material change in the collateral; change in Debtor's name, address, or location; change in any matter warranted or represented in this agreement; change that may affect this security interest; and any event of default.

     6. Use and Removal of Collateral. Debtor will use the collateral primarily according to the stated classification unless Secured Party consents otherwise in writing. Debtor will not permit the collateral to be affixed to any real estate, to become an accession to any goods, to be commingled with other goods, or to become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

     7. Sale. Debtor will not sell, transfer, or encumber any of the collateral without the prior written consent of Secured Party.


Rights and Remedies of Secured Party

     1. Generally. Secured Party may exercise the following rights and remedies after default:

          a.   take control of any proceeds of the collateral;
          b. release any collateral in Secured Party's possession to any debtor, temporarily or otherwise;
          c. take control of any funds generated by the collateral, such as refunds from and proceeds of insurance, and reduce any part of the obligation accordingly or permit Debtor to use such funds to repair or replace damaged or destroyed collateral covered by insurance; and
          d. demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the collateral either in Secured Party's or Debtor's name, as Secured Party desires.

     2. Insurance. If Debtor fails to maintain insurance as required by this agreement or otherwise by Secured Party, then Secured Party may purchase single-interest insurance coverage that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the obligation.


Events of Default

Each of the following conditions is an event of default:

     1. if Debtor defaults in timely payment or performance of any obligation, covenant, or liability in any written agreement between Debtor and Secured Party or in any other transaction secured by this agreement;

     2. if any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made;

     3.  if a receiver is appointed for Debtor or any of the collateral;

     4. if the collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of these parties: Debtor; any partnership of which Debtor is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the obligation;

     5. if any financing statement regarding the collateral but not related to this security interest and not favoring Secured Party is filed;

     6.  if any lien attaches to any of the collateral; and

     7. if any of the collateral is lost, stolen, damaged, or destroyed, unless it is promptly replaced with collateral of like quality or restored to its former condition.


Remedies of Secured Party on Default

During the existence of any event of default, Secured Party may declare the unpaid principal and earned interest of the obligation immediately due in whole or part, enforce the obligation, and exercise any rights and remedies granted by chapter 9 of the Texas Business and Commerce Code or by this agreement, including the following:

     1. require Debtor to deliver to Secured Party all books and records relating to the collateral;

     2. require Debtor to assemble the collateral and make it available to Secured Party at a place reasonably convenient to both parties;

     3. take possession of any of the collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;

     4. sell, lease, or otherwise dispose of any of the collateral in accord with the rights, remedies, and duties of a secured party under chapters 2 and 9 of the Texas Business and Commerce Code after giving notice as required by those chapters; unless the collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, Secured Party will give Debtor reasonable notice of any public sale of the collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified in this agreement at least ten days before any public sale or ten days before the time when the collateral may be otherwise disposed of without further notice to Debtor;

     5. surrender any insurance policies covering the collateral and receive the unearned premium with proceeds applied against the loan;

     6. apply any proceeds from disposition of the collateral after default in the manner specified in chapter 9 of the Texas Business and Commerce Code, including payment of Secured Party's reasonable attorney's fees and court expenses; and

     7. if disposition of the collateral leaves the obligation unsatisfied, collect the deficiency from Debtor.


General Provisions

     1. Parties Bound. Secured Party's rights under this agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the obligation and delivery by Secured Party of any part of the collateral will fully discharge Secured Party from responsibility for that part of the collateral. If Debtor is more than one, all their representations, warranties, and agreements are joint and several. Debtor's obligations under this agreement shall bind Debtor's personal representatives, successors, and assigns.

     2. Waiver. Neither delay in exercise nor partial exercise of any of Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party's waiver of any default does not waive further default. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may allow remedy for any default without waiving it.

     3. Reimbursement. If Debtor fails to perform any of Debtor's obligations, Secured Party may perform those obligations and be, reimbursed by Debtor on demand at the place where the note is payable for any sums so paid, including attorney's fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts.
The sum to be reimbursed shall be secured by this security agreement.

     4. Interest Rate. Interest included in the obligation shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment of the obligation, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal amount of the obligation or, if the principal amount has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the obligation.

     5. Modifications. No provisions of this agreement shall be modified or limited except by written agreement.

     6. Severability. The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

     7. After-Acquired Consumer Goods. This security interest shall attach to after-acquired consumer goods only to the extent permitted by law.

     8. Applicable Law. This agreement will be construed according to Texas laws.

     9. Place of Performance. This agreement is to be performed in the county of Secured Party's mailing address.

     10. Financing Statement. A carbon, photographic, or other reproduction of this agreement or any financing statement covering the collateral is sufficient as a financing statement.

     11. Presumption of Truth and Validity. If the collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by chapter 9 of the Texas Business and Commerce Code will be presumed satisfied.

     12. Singular and Plural. When the context requires, singular nouns and pronouns include the plural.

     13. Priority of Security Interest. This security interest shall neither affect nor be affected by any other security for any of the obligations. Neither extensions of any of the obligation nor releases of any of the collateral will affect the priority or validity of this security interest with reference to any third person.

     14. Cumulative Remedies. Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the collateral under the terms of this agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this agreement.

     15. Agency. Debtor's appointment of Secured Party as Debtor's agent is coupled with an interest and will survive any disability of Debtor.

     16. Attachments Incorporated. The addendum indicated below is attached to this agreement and incorporated into it for all purposes:

          (   )  addendum relating to accounts, inventory, documents, chattel paper, and general intangibles

          (   )  addendum relating to instruments

KATIE PETROLEUM, INC.                 RETRACTABLE TECHNOLOGIES, INC.


By:     \s\ John Jackson              By:    \s\ Thomas J. Shaw
  ----------------------------------    ----------------------------------
          President                            President
Secured Party                               Debtor

                                   EXHIBIT I

Retractable Technologies, Inc.
1cc assembly equipment detail
As of 9/30/2001

                   Vendor                         Invoice #     Invoice Date       Amount                      Serial #'s
                   ------                         ---------     ------------       ------                      ----------
Sortimat Cameron Automation, L.P.                  991492         10/6/1999     $ 39,720.00
  -automated assembly equipment                    991460          9/8/1999       39,720.00
                                                  Ck req.         4/16/2001        5,193.00
                                                  Ck req.         1/22/2001      600,000.00
                                                  Ck req.         7/20/2000       38,000.00
                                                  Ck req.          8/4/1999      223,377.00
                                                  Ck req.         6/23/1999      200,000.00
                                                  Ck req.         5/24/1999      200,000.00
                                                  Ck req.         4/19/1999      200,000.00
                                                  Ck req.         3/11/1999      200,000.00
                                                  Ck req.          2/1/1999      200,000.00
                                                   981093         11/5/1998      152,500.00
                                                   981093         6/15/1998      152,500.00
                                                  Ck req.         3/11/1998      305,000.00
                                                                            ----------------
                                                                             $ 2,556,010.00                  5022,5023,5024,5031
                                                                            ----------------

Trans Tech                                         619106         7/10/2000      $ 4,800.00
  -barrell printing machinery                      618718         6/30/2000        5,104.00
                                                   618718         6/30/2000        5,895.12
                                                   618717         6/30/2000       28,172.64
                                                   617334         6/15/2000       63,127.00
                                                   596759        10/25/1999       68,231.00
                                                   613135          5/9/2000       68,231.00
                                                                            ----------------
                                                                               $ 243,560.76                                 6217
                                                                            ----------------


Multivac                                        8046959FP          8/9/2000     $ 12,987.60
  -packaging equipment                           8046959S          6/1/2000       70,994.00
                                                 Q9261DP2         2/17/2000       19,362.00
                                                Q90261DP3         2/17/2000        6,454.00
                                                Q90261DP1        12/21/1999       19,362.00
                                                                            ----------------
                                                                               $ 129,159.60                                  980
                                                                            ----------------


Magor Mold, Inc.                                  Ck req.         9/14/1999       87,250.00
  -component molds                                 DP1746        12/27/2000       28,725.00
                                                     1672         1/19/2000       57,875.00
                                                     1674         1/19/2000       40,900.00
                                                     1675         1/19/2000       52,050.00
                                                     1676         1/19/2000       29,875.00
                                                     1677         1/19/2000       33,650.00
                                                     1678         1/19/2000       37,600.00
                                                     1679         1/19/2000       37,400.00
                                                     1680         1/19/2000       34,900.00
                                                   DP1674          3/3/2000       40,900.00
                                                   DP1675          3/3/2000       52,050.00
                                                    8598A         5/17/2000       29,875.00
                                                    8597A         5/17/2000       26,025.00
                                                     8596         5/17/2000       42,690.00
                                                     8597         5/17/2000       26,025.00
                                                     8598         5/17/2000       29,875.00

Retractable Technologies, Inc.
1cc assembly equipment detail
As of 9/30/2001

                   Vendor                         Invoice #     Invoice Date       Amount                      Serial #'s
                   ------                         ---------     ------------       ------                      ----------

                                                     8644         6/19/2000      134,848.75
                                                     8599         5/17/2000       16,825.00
                                                     8600         5/17/2000       18,800.00
                                                     8601         5/17/2000       18,700.00
                                                     8602         5/17/2000       17,450.00
                                                   DP1672         12/1/1999       34,725.00
                                                  DP1674A         12/1/1999       24,540.00
                                                  DP1675A         12/1/1999       31,230.00
                                                   DP1676         12/1/1999       29,875.00
                                                   DP1677         12/1/1999       10,095.00
                                                   DP1678         12/1/1999       11,280.00
                                                   DP1679         12/1/1999       11,220.00
                                                   DP1680         12/1/1999       10,470.00
                                                                            ----------------
                                                                             $ 1,057,723.75  1) 32 cavity syringe barrell #1675
                                                                            ----------------
                                                                                             2) 16 cavity plunger handle #1676
                                                                                             3) 32 cavity short needle cap #1672
                                                                                             4) 32 cavity needle holder #1674
                                                                                             5) 16 cavity plunger handle #1746
                                                                                             6) 32 cavity friction ring #1677
                                                                                             7) 32 cavity plunger seal #1680
                                                                                             8) 32 cavity plunger cap #1678
                                                                                             9) 32 cavity plunger plug #1679

Comtech                                            100000         1/12/2001       21,247.94
  -spring machine                                   99447          5/8/2001       26,122.91
                                                    99439         4/19/2001       42,495.88
                                                                            ----------------
                                                                                $ 89,866.73                               900135
                                                                            ----------------


                                                                            ----------------
KSE Texas, Inc.                            paid with Visa        11/10/2000        $ 683.18
                                                                            ----------------
  -light fixture for the 1cc machine


                                                                            ----------------
Trust X                                            037023          1/3/2001      $ 4,374.00                               983110
                                                                            ----------------
  -tape machine for packaging product


                                                                            ----------------
Bullock Fabrication                               0006836          1/4/2001        $ 580.58
                                                                            ----------------
  -misc. assembly of machinery


                                                                            ----------------
Cisco-Eagle, Inc.                                   71778         11/8/2000        $ 864.86
                                                                            ----------------
  -labor to install conveyor belt

                                                                            ----------------
                                          Equipment total                    $ 4,082,823.46
                                                                            ================

                          CONSTRUCTION LOAN AGREEMENT

     This Construction Loan Agreement made and entered into this 12 day of November, 2001, by RETRACTABLE TECHNOLOGIES, INC., a Texas corporation with an office at 511 Lobo Lane, Little Elm, Texas 75068-0009, hereinafter called "Borrower," THOMAS J. SHAW, an individual whose mailing address is 1510 Hillcrest Drive, Little Elm, Texas 75068, hereinafter referred to as "Guarantor," and KATIE PETROLEUM, INC., a Texas corporation with an office at 10325 Gaywood, Dallas, Texas 75229, hereinafter referred to as "Lender."

                                 RECITALS

     1. Borrower is in the business of manufacturing retractable syringes, used in the medical field, at a plant owned by it and located at 511 Lobo Lane, Little Elm, Texas.

     2. Borrower needs to have a warehouse building constructed on land now owned by Borrower, and Borrower and Guarantor have requested Lender to assist in providing financing up to but not exceeding $1,000,000.00 for the construction of the warehouse building..

     3. Lender is willing to provide financing to assist Borrower in the construction of the warehouse facility on the terms and conditions hereinafter set forth.

     For a valuable consideration received by each of the undersigned parties to this Construction Loan Agreement, it is hereby agreed as follows:

     1. Subject to the approval of Lender, Borrower shall enter into a contract for the construction of the warehouse building with Wayne Allen Construction Co., Inc., of Denton, Texas, hereinafter referred to as "Contractor."

     2. Lender agrees to advance funds to Borrower as construction progresses on the warehouse building equal to 90% of the draw requests made from time to time by Contractor as provided in the construction contract.

     3. To evidence the loan commitment made by Lender hereunder, Borrower shall execute and deliver to Lender a promissory note, in the form attached hereto as Exhibit I, in principal amount of $1,000,000.00, with a maturity date of one year from the date of the promissory note. The payment of the note to Lender shall be guaranteed by Guarantor under a Guaranty agreement in the form attached hereto as Exhibit II. The note shall bear interest at a rate which is 1% greater than the "Prime Rate" as shown in the Money Rates column of the Wall Street Journal, such interest rate to be redetermined each calender quarter on the first business day of the calendar quarter. Accrued interest shall be paid by Borrower to Lender at the time a request is made for an advance payment on the loan commitment.

     4. The land on which the warehouse building is to be constructed is now subject to a first lien deed of trust in favor of First International Bank, of Denton, Texas, and Borrower shall execute and deliver to Lender a second lien deed of trust, in the form attached here as Exhibit III, to secure the payment of Borrower's indebtedness to Lender.

     5. This Construction Loan Agreement is entered into as a part of a Loan Agreement of even date herewith made by the undersigned parties to this agreement. All of the representations and warranties by Borrower and Guarantor to Lender and the agreements of the parties contained in Paragraphs 5, 6 and 7 of said Loan Agreement are incorporated herein by reference to the same extent as if said paragraphs were copied herein in full. The Lender's obligations hereunder are also subject to the same conditions contained in Paragraph 11 of said Loan Agreement.

     6. THIS LOAN AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. IT IS LENDER'S INTENTION TO COMPLY FULLY WITH TEXAS LAW, AND FEDERAL LAW AS APPLICABLE, REGULATING CREDIT TERMS, INTEREST, FEES, CHARGES, EXPENSES, AND OTHER AMOUNTS.

     7. The closing of this Construction Loan Agreement shall be held on the same date, time and place as provided in the Loan Agreement of even date herewith by the undersigned parties.

     EXECUTED in multiple original counterparts on the day and year first above written.

                              BORROWER:

                              RETRACTABLE TECHNOLOGIES, INC.


                              By:      \s\ Thomas J. Shaw
                                ----------------------------------------
                                            President

                              LENDER:

                              KATIE PETROLEUM, INC.


                              By:       \s\ John Jackson
                                -------------------------------------------
                                         President

                              GUARANTOR:


                                    \s\ Thomas J. Shaw
                              --------------------------------------------
                                         Thomas J. Shaw

                             Real Estate Lien Note



Date: November 12, 2001

Maker: RETRACTABLE TECHNOLOGIES, INC.

Maker's Mailing Address (including county): 511 Lobo Lane, Little Elm, Denton County, Texas 75060-0009

Payee: KATIE PETROLEUM, INC.

Place for Payment (including county): 10325 Gaywood, Dallas, Dallas County, Texas 75229

Principal Amount: One Million Dollars ($1,000,000.00)

Annual Interest Rate on Unpaid Principal from Date: 1% over "Prime Rate" as shown in the Money Rates column of the Wall Street Journal, redetermined on the first business day at the beginning of each calendar quarter.

Annual Interest Rate on Matured, Unpaid Amounts: Same as Annual Interest Rate

Terms of Payment (principal and interest): Principal due and payable on November 12, 2002. Accrued interest payable at time of second and subsequent draws on the principal of this Note and at maturity.

Security for Payment: Second lien deed of trust on property described in Exhibit A hereof.

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

     If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

     Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     Each maker is responsible for all obligations represented by this note.

     When the context requires, singular nouns and pronouns include the plural.

                                  RETRACTABLE TECHNOLOGIES, INC.


                                 By:      \s\ Thomas J. Shaw
                                   ---------------------------------------
                                              President


PREPARED IN THE LAW OFFICE OF: Lionel E. Gilly

                                   EXHIBIT A

TRACT ONE:

Lots 1 and 2, Block A, of Retractable Technologies, Inc. Addition, an Addition to the City of Little Elm, Denton County, Texas, according to the Plat thereof recorded in volume M, Page 295, of the Plat Records of Denton County, Texas, SAVE AND EXCEPT:

Being a 5 foot strip of land out of the John King Survey, Abstract Number 718, in Denton County, Texas, and being a portion of a tract of land deeded to Retractable Technologies, Inc., as recorded in CC# 96-5984 of the Deed Records of Denton County, Texas, and being situated in the Town of Little Elm, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found at the northeast corner of said Retractable Technologies, Inc. tract, said point also being in the west right of way line of Lobo Lane (a 100 foot right of way);

Thence South 00 degrees 07 minutes 39 seconds East, along and parallel with the east property line of said Retractable Technologies, Inc. tract and the west right of way line of Lobo Lane, a distance of 5.00 feet, to a point for corner;

Thence South 89 degrees 42 minutes 56 seconds West, leaving the east property line of said Retractable Technologies, Inc., tract and the west right of way line of Lobo Lane, parallel with the north property line of said Retractable Technologies, Inc. tract, a distance of 500.00 feet to a point for corner;

Thence North 00 degrees 07 minutes 39 seconds West, a distance of 5.00 feet, to a point for corner, said point is lying in the north property line of said Retractable Technologies, Inc. tract;

Thence North 89 degrees 42 minutes 56 seconds East, along and parallel with the north property line of said Retractable Technologies, Inc. tract, a distance of
500.00 feet to the Place of Beginning and containing 2,500 square feet or .0574 acres of land, more or less.

TRACT TWO:

Being a tract of land in the John King Survey, Abstract No. 718, situated in the City of Little Elm, Denton County, Texas, and being a part of that certain tract of land conveyed to Leonard V. Gumm and wife, Ruth Katherine Gumm by the United States of America by Quit Claim deed recorded in volume 466, Page 202 of the Deed Records of Denton County, Texas, and being more particularly described as follows:

BEGINNING at a concrete monument at the Northwest corner of said Gumm tract, said point being on the property line of Garza-Little Elm Reservoir;

Thence South 89 degrees 57 minutes 36 seconds East along the North line of the Gumm tract, 1706.34 feet to its Northeast corner;
Thence South 0 degrees 01 minutes 08 seconds West along the East line of the Gumm tract, 444.69 feet;

Thence North 89 degrees 57 minutes 36 seconds West, 1347.05 feet to a point on the property line of Garza-Little Elm Reservoir;

Thence along the property line of Garza-Little Elm Reservoir as follows:

North 52 degrees 58 minutes 52 seconds West, 328.64 feet to a concrete monument;

North 21 degrees 23 minutes 02 seconds West, 265.34 feet to the PLACE OF BEGINNING, and containing 16.11 acres of land, more or less.

                                   GUARANTY

     This Guaranty made this 12 day of November, 2001 by THOMAS J. SHAW, an individual whose mailing address is 1510 Hillcrest Drive, Little Elm, Texas 75068, hereinafter called "Guarantor," for the benefit of KATIE PETROLEUM, INC., a Texas corporation with an office at 10325 Gaywood, Dallas, Texas 75229, hereinafter referred to as "Lender."

                                   RECITALS

     1. Lender has entered into a Construction Loan Agreement dated November 12, 2001, with RETRACTABLE TECHNOLOGIES, INC., hereinafter referred to as "Borrower," whereby Lender has agreed to loan to Borrower up to Five Million Dollars ($5,000,000.00) for the payment of a Real Estate loan, working capital, and the construction of a warehouse facility to be used in Borrower's business operations;

     2. As an inducement to Lender to make said loan to Borrower, Guarantor has agreed to guarantee the payment of the loan by Borrower to Lender.

     For the consideration stated above, the parties to this Guaranty hereby agree as follows:

     1. Guarantor hereby unconditionally guarantees the prompt and full payment and performance, and promises to pay all of Borrower's present and future, joint and/or several, direct and indirect, absolute and contingent, express and implied, indebtedness, liabilities, obligations and covenants (cumulatively referred to herein as "indebtedness,") to Lender when due (whether upon maturity or by demand, acceleration or otherwise) . Guarantor's liabilities and obligations under this Guaranty agreement shall be unlimited and shall include all present and future written agreements between Borrower and Lender (whether executed for the same or different purposes than the foregoing), evidencing the indebtedness, together with all interest and all of Lender's expenses and costs incurred in connection with the indebtedness including any amendments, extensions, renewals, replacements or substitutions thereto, including, but not limited to, the indebtedness described above.

     2. Guarantor's obligations hereunder are absolute and continuing and shall not be affected or impaired if Lender repeatedly and unconditionally amends, renews, extends, compromises, exchanges. Fails to exercise or perfect rights in, impairs or releases any collateral of any of the indebtedness owed by Borrower or collateral.

     3. Guarantor's obligations are direct and unconditional and may be enforced without requiring Lender to exercise, enforce or exhaust any right or remedy against Borrower or any security or collateral.

     4. Guarantor hereby waives notice of present and future extensions of credit and other financial accommodations by Lender to Borrower; notice of the obtaining or release of any guaranty, assignment, or other security for any of the indebtedness, notice or demand, notice of non-payment, notice of intention to accelerate, presentment, and notice of dishonor pertaining to the indebtedness and this Guaranty and all other notices and demands pertaining to the indebtedness and this Guaranty, as permitted by law.

     5. This Guaranty is a guaranty of payment and not of collection, and Guarantor hereby waives the right to require that any action be brought first against Borrower or any security or collateral, or require that resort be made to any security or collateral.

     6.  An Event of Default shall occur under this Guaranty in the event that
Guarantor:

     (a) fails to pay any amount under this Guaranty or any obligation to Lender when due (whether such amount is due by acceleration or otherwise;
     (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained in any loan document or this Guaranty or any other present or future promissory note or written agreement;
     (c) has a garnishment, judgment, tax levy, attachment or lien entered or served against Guarantor;
     (d) dies, becomes legally incompetent, becomes insolvent, makes an assignment for the benefit of creditors, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding;
     (e)  fails to provide Lender evidence of satisfactory financial condition;
          or
     (f) causes Lender to deem itself insecure due to a significant decline in the value of any collateral securing the indebtedness due to Lender.

     7. If there is an Event of Default under this Guaranty, Lender shall be entitled to exercise one or more of the following remedies without notice or demand (except as required by law):

     (a) Declare Guarantor's obligations under this Guaranty immediately due and payable in full, such acceleration shall be automatic and immediate if the Event of Default is a filing under the Bankruptcy Code;
     (b) Collect the outstanding obligations under this Guaranty with or without resorting to judicial process; and
     (c) Exercise all other rights available to Lender under any other agreement or applicable law.

     8. Guarantor is the owner of certain U.S. Patents used by Borrower in its business under a license agreement between Guarantor and Borrower. In the event of an Event of Default by Borrower, the result of which Lender becomes the owner of Borrower's land, buildings and equipment pledged as collateral to Lender, Guarantor agrees to enter into a nontransferable, nonexclusive license with Lender on the same terms as the license of Guarantor's patent by Borrower, so that utilizing the property securing the debt owed by Borrower, Lender can continue to operate the business of Borrower after Lender become the owner of Borrower's land, buildings and equipment.

     9. Guarantor acknowledges the absolute and continuing nature of this Guaranty and voluntarily accepts the full range of risks associated herewith including, but not limited to, the risk that Borrower may incur future additional indebtedness to Lender.

     10. This Guaranty shall remain in full force and effect until Lender executes and delivers to Guarantor a written release thereof. Notwithstanding the foregoing, Guarantor shall be entitled to terminate any unlimited guaranty of Borrower's future indebtedness to Lender following any anniversary of this Guaranty by providing Lender with sixty (60) or more days' written notice of termination by hand-delivery or certified mail.

     11. The modification or waiver of any of Guarantor's obligations or Lender's rights under this Guaranty must be contained in writing signed by Lender. Lender may delay in exercising or failing to exercise any of its rights without causing a waiver of those rights. A waiver on one or more occasion shall not constitute a waiver on any other occasion.

     12. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, legatees, and devisees.

     13. Any notice or other communication to be provided under this Guaranty shall be in writing and sent to the parties at the addresses described in this Guaranty or such other addresses as the parties may designate in writing from time to time.

     14. If any provision of this Guaranty is invalid, illegal or unenforceable, the validity and enforceability or the remaining provisions shall not in any way be affected or impaired thereby.

     15. THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND ALL APPLICABLE FEDERAL LAWS.

     16. If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Guaranty, Guarantor agrees to pay Lender's reasonable attorneys' fees, legal expenses, and other costs permitted by law.

     17. Guarantor acknowledges receipt of reasonably equivalent value in consideration for the execution of this Guaranty and represents that, after giving effect to this Guaranty, the fair market value of Guarantor's assets exceeds Guarantor's total liabilities, including contingent, subordinate and unliquidated liabilities, that Guarantor has sufficient cash flow to meet debts as they mature, and that Guarantor does not have unreasonably small capital.

     18. Guarantor and Lender agree that time is of the essence. Guarantor will provide Lender with current financial statements and other financial information upon request.

     19. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS GUARANTY. GUARANTOR HAS EXECUTED THIS GUARANTY WITH THE INTENT

TO BE LEGALLY BOUND. GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS GUARANTY.


     EXECUTED in multiple original copies on the day and year first above written.

LENDER:                                     GUARANTOR:
KATIE PETROLEUM, INC.


By:   \s\ John Jackson                            \s\ Thomas J. Shaw
  ----------------------------------        -----------------------------------
          President                                    Thomas J. Shaw

                                 DEED OF TRUST

Date: November 12, 2001

Grantor:  RETRACTABLE TECHNOLOGIES, INC.

Grantor's Mailing Address (including county): 511 Lobo Lane, Little Elm, Denton
 County, Texas 75068-0009

Trustee: James T. Langham, Jr.

Trustee's Mailing Address (including county): 17341 Campbell Road, Dallas,
 Dallas County, Texas 75252

Beneficiary:  KATIE PETROLEUM, INC.

Beneficiary's Mailing Address (including county): 10325 Gaywood, Dallas, Dallas
 County, Texas 75229

Note(s)
        Date:   November 12, 2001

        Amount: One Million Dollars ($1,000,000.00)

        Maker:  Grantor

        Payee:  Beneficiary

        Final Maturity Date: November 12, 2002

        Terms of Payment  (optional):

Property (including any improvements): As described in Exhibit A attached hereto.

Prior Lien(s) (including recording information): Deed of Trust dated Feb. 18, 2000 to W.R. Kerr, Trustee, recorded in Vol. 4533, Page 0377, of tbe records of Other Exceptions to Conveyance and Warranty: Denton County, Texas

     For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust. Grantor warrants and agrees to defend the title to the property. If Grantor performs all the covenants and pays the note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor's expense.

Grantor's Obligations
     Grantor agrees to:
     1.  keep the property in good repair and condition;
     2.  pay all taxes and assessments on the property when due;
     3. preserve the lien's priority as it is established in this deed of trust;
     4. maintain, in a form acceptable to Beneficiary, an insurance policy that:
         a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;
         b.   contains an 80% coinsurance clause;
         c.   provides fire and extended coverage, including windstorm coverage;
         d.   protects Beneficiary with a standard mortgage clause;
         e. provides flood insurance at any time the property is in a flood hazard area; and
         f. contains such other coverage as Beneficiary may reasonably require;
     5. comply at all times with the requirements of the 80% coinsurance clause;
     6. deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration;
     7.  keep any buildings occupied as required by the insurance policy; and
     8. if this is not a first lien, pay all prior lien notes that Grantor is personally liable to pay and abide by all prior lien instruments.


Beneficiary's Rights

     1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.

     2. if the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.

     3. Beneficiary may apply any proceeds received under the insurance policy either to reduce the note or to repair or replace damaged or destroyed improvements covered by the policy.

     4. If Grantor fails to perform any of Grantor's obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney's fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.

     5. If Grantor defaults on the note or fails to perform any of Grantor's obligations or if default occurs on a prior lien note or other instrument, and the default continues after Beneficiary gives Grantor notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Beneficiary may:

          a.   declare the unpaid principal balance and earned interest on the note immediately due;

          b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary's agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and

          c. purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.


Trustee's Duties

    If requested by Beneficiary to foreclose this lien, Trustee shall:

        1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;

        2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and

        3.  from the proceeds of the sale, pay, in this order:
            a. expenses of foreclosure, including a commission to Trustee of 5% of the bid;
            b.   to Beneficiary, the full amount of principal, interest,
                 attorney's fees, and other charges due and unpaid;
            c.   any amounts required by law to be paid before payment to
                 Grantor; and
            d.   to Grantor, any balance.


General Provisions

     1. If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

     2. Recitals in any Trustee's deed conveying the property will be presumed to be true.

     3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

     4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.

     5. If any portion of the note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.

     6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorney's fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.

     7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are not assigned. Grantor warrants the validity and enforceability of the assignment. Grantor may as Beneficiary's licensee collect rent and other income and receipts as long as Grantor is not in default under the note or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the note or performance of this deed of trust, Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantor's obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

     8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     9. When the context requires, singular nouns and pronouns include the plural.

     10. The term note includes all sums secured by this deed of trust.

     11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.

     12. If Grantor and Maker are not the same person, the term Grantor shall include Maker.

     13. Grantor represents that this deed of trust and the note are given for the following purposes: Construction of warehouse facility and related infrastructure for use in Grantor's business.

                          RETRACTABLE TECHNOLOGIES, INC.



                          By:      /s/ Thomas J. Shaw
                             ------------------------------------
                                          President

EXHIBIT A

TRACT ONE:

Lots 1 and 2, Block A, of Retractable Technologies, Inc. Addition, an Addition to the City of Little Elm, Denton County, Texas, according to the Plat thereof recorded in volume M, Page 295, of the Plat Records of Denton County, Texas, SAVE AND EXCEPT:

Being a 5 foot strip of land out of the John King Survey, Abstract Number 718, in Denton County, Texas, and being a portion of a tract of land deeded to Retractable Technologies, Inc., as recorded in CC# 96-5984 of the Deed Records of Denton County, Texas, and being situated in the Town of Little Elm, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found at the northeast corner of said Retractable Technologies, Inc. tract, said point also being in the west right of way line of Lobo Lane (a 100 foot right of way);

Thence South 00 degrees 07 minutes 39 seconds East, along and parallel with the east property line of said Retractable Technologies, Inc. tract and the west right of way line of Lobo Lane, a distance of 5.00 feet, to a point for corner;

Thence South 89 degrees 42 minutes 56 seconds West, leaving the east property line of said Retractable Technologies, Inc., tract and the west right of way line of Lobo Lane, parallel with the north property line of said Retractable Technologies, Inc. tract, a distance of 500.00 feet to a point for corner;

Thence North 00 degrees 07 minutes 39 seconds West, a distance of 5.00 feet, to a point for corner, said point is lying in the north property line of said Retractable Technologies, Inc. tract;

Thence North 89 degrees 42 minutes 56 seconds East, along and parallel with the north property line of said Retractable Technologies, Inc. tract, a distance of
500.00 feet to the Place of Beginning and containing 2,500 square feet or .0574 acres of land, more or less.

TRACT TWO:

Being a tract of land in the John King Survey, Abstract No. 718, situated in the City of Little Elm, Denton County, Texas, and being a part of that certain tract of land conveyed to Leonard V. Gumm and wife, Ruth Katherine Gumm by the United States of America by Quit Claim deed recorded in volume 466, Page 202 of the Deed Records of Denton County, Texas, and being more particularly described as follows:

BEGINNING at a concrete monument at the Northwest corner of said Gumm tract, said point being on the property line of Garza-Little Elm Reservoir;

Thence South 89 degrees 57 minutes 36 seconds East along the North line of the Gumm tract, 1706.34 feet to its Northeast corner;
Thence South 0 degrees 01 minutes 08 seconds West along the East line of the Gumm tract, 444.69 feet;

Thence North 89 degrees 57 minutes 36 seconds West, 1347.05 feet to a point on the property line of Garza-Little Elm Reservoir;

Thence along the property line of Garza-Little Elm Reservoir as follows:

North 52 degrees 58 minutes 52 seconds West, 328.64 feet to a concrete monument;

North 21 degrees 23 minutes 02 seconds West, 265.34 feet to the PLACE OF BEGINNING, and containing 16.11 acres of land, more or less.